Exhibit 99.1

Media
& Analysts:	Derick Smith
(713) 627-4963

Date:	October 23, 2012

Spectra Energy Partners to Acquire 50 Percent of Spectra Energy Corp’s 77.53 Percent

Interest in Maritimes & Northeast Pipeline, L.L.C. (M&N US)

— Enhances Spectra Energy Partners’ profile of steady, fee-based cash flows

— Expands Spectra Energy Partners’ reach into the northeastern United States

HOUSTON — Spectra Energy Partners, LP (NYSE: SEP) today announced an agreement to acquire a 38.76 percent interest in Maritimes & Northeast Pipeline, L.L.C. (M&N US) from Spectra Energy Corp (NYSE: SE) for approximately $319 million in cash and approximately $56 million in newly issued partnership units. M&N US has debt outstanding of $439 million, 38.76 percent of which is $170 million.

M&N US owns a FERC-regulated, 338-mile mainline interstate natural gas transportation system in the U.S., which extends from the border of Canada near Baileyville, Maine, to northeastern Massachusetts and has market delivery capability of approximately 0.8 billion cubic feet per day (Bcf/day) of natural gas. The pipeline’s location and key interconnects with Spectra Energy’s transmission system link regional natural gas supplies to the Northeast U.S. and Atlantic Canadian markets. M&N US’s stable cash flows are backed by an average contract life of approximately 19 years and over 90 percent fee-based revenues.

“We are pleased to have a stake in the Maritimes & Northeast Pipeline which further enhances Spectra Energy Partners’ profile of steady, fee-based cash flows and broadens the partnership’s market reach into the Northeast, building on its significant Southeast U.S. position,” said Julie A. Dill, president and chief executive officer. “This acquisition is accretive to distributable cash and is consistent with our strategy of delivering value to our unitholders,” continued Dill.

SEP’s estimated 2013 incremental earnings before interest, taxes, depreciation and amortization (EBITDA) and cash available for distribution (CAD) from its 38.76 percent interest in M&N US assets is projected to be approximately $50 million and $31 million, respectively. The company plans to utilize short-term borrowings to fund its cash consideration. SEP expects long-term financing for the transaction to be a combination of debt and equity. The transaction is expected to close on October 31, 2012, subject to customary closing conditions.

The terms of the transaction were unanimously approved by the Board of Directors of the general partner of Spectra Energy Partners’ general partner, based on the unanimous approval and recommendation of the Board’s conflicts committee, which is comprised entirely of independent directors. The conflicts committee engaged Evercore Partners to act as its financial advisor and Andrews Kurth LLP to act as its legal advisor.

Reconciliation of Non-GAAP Financial Measures

This press release includes a discussion of earnings before interest, taxes, depreciation and amortization (EBITDA) and cash available for distribution (CAD) which are non-GAAP (Generally Accepted Accounting Principles) financial measures as defined under the rules of the SEC. This press release is accompanied by a reconciliation of these non-GAAP financial measures to the nearest GAAP financial measure, Net Income. Management uses these financial measures because they are an accepted financial indicator used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the projected operating performance of the business’ assets. EBITDA and CAD are not presented as an alternative to net income and should not be considered in isolation or as substitutes for measures of performance prepared in accordance with United States GAAP.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in interest rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; growth in opportunities, including the timing and success of efforts to develop domestic pipeline, storage, gathering and other infrastructure projects and the effects of competition; the performance of natural gas transmission, storage and gathering facilities; the extent of success in connecting natural gas supplies to transmission and gathering systems and in connecting to expanding gas markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described in our filings that we make with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Partners, LP (NYSE: SEP) is a Houston-based master limited partnership, formed by Spectra Energy Corp (NYSE: SE), that owns interests in natural gas transportation and storage assets in the United States, including more than 3,200 miles of transmission and gathering pipeline and approximately 57 Bcf of natural gas storage. These assets are capable of transporting 3.6 Bcf of natural gas per day from growing supply areas to high-demand markets.

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Maritimes & Northeast Pipeline, L.L.C. Regulation G Reconciliation
(Unaudited Projections)

Reconciliation of “Projected Net Income” to Non-GAAP “Projected EBITDA” and “Projected Cash Available for Distribution”
Projected Year Ended December 31, 2013
(in millions)
Projected Net Income - 100%	$66
Add:
Depreciation expense	26
Interest expense	38

Projected EBITDA - 100%	$130
Less:
Interest expense, net	(38)
Amortizing bond payments	(18)
Maintenance capital	—
Other non cash items (a)	5

Projected Cash Available for Distribution - 100%	$79

Projected EBITDA - 38.76%	$50
Projected Cash Available for Distribution - 38.76%	$31

(a)	Non-cash amortization of early debt extinguishment cost.

Note: The financial data used in developing these projections represent estimates based on historical experience and what are believed to be reasonable assumptions with respect to future events. These financials may change as a result of inclusion into Spectra Energy Partners, LP, and the resulting changes may be material. These projected results are forward-looking statements and may change as discussed in more detail above.

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